Exhibit 99.1
4747 Bethesda Avenue, Suite 1100, Bethesda, MD 20814
T: (240) 507-1300, F: (240) 396-5626
www.pebblebrookhotels.com

News Release
Pebblebrook Hotel Trust Provides Update on Impact of Hurricane Ian

Bethesda, MD, October 4, 2022 – Pebblebrook Hotel Trust (NYSE: PEB) (the “Company”) today announced that several of the Company’s resorts were impacted by Hurricane Ian. However, the Company does not expect the costs to repair and remediate damage from the storm to be material.

The 189-room LaPlaya Beach Resort & Club (“LaPlaya”), a waterfront, luxury resort in Naples, Florida, closed beginning September 27, 2022, following a mandatory evacuation order. The resort will remain closed as the Company completes a full review and assessment of the damage to the condition of the property, which contains four buildings on six acres, including two buildings on the Gulf of Mexico. The Company, its operator, Noble House Hotels & Resorts, and its representatives are already working diligently to assess the property and its systems, while cleaning up and making repairs to curtail damages and to reopen the resort as soon as possible. At this time, the Company believes that the cost of repairing the property and recovering lost business income caused by the hurricane will not be material. The Company expects its property, flood, and business interruption insurance policies will mitigate the financial impact caused by the hurricane.

The 119-room Inn on Fifth, located in downtown Naples, Florida, also closed beginning September 27, 2022, following a mandatory evacuation order. The property reopened on October 1, 2022. At this time, the Company believes that property damage caused by the hurricane was minor and the costs to repair the property will not be material.

The Company’s remaining five other hotels and resorts in southern Florida and Georgia impacted by Hurricane Ian are open and operational. The Company believes that the cost to repair any property damage at these properties will not be material.

“We thank our management teams and associates at each of our properties impacted by Hurricane Ian who have done a terrific job protecting our guests and associates, with no injuries sustained, and mitigating further property damage,” noted Jon Bortz, Chairman, President and Chief Executive Officer of Pebblebrook Hotel Trust. “Our thoughts are with the countless people and communities that have been impacted by this devastating storm. While it is not yet possible to know the storm’s full impact on LaPlaya until power is restored to the local area and all necessary inspections are completed, we currently do not believe there is a material financial impact. We will update our investors over the coming weeks as we learn more about the anticipated reopening of LaPlaya and the expected losses from property damage and business interruption from the storm.”

About Pebblebrook Hotel Trust

Pebblebrook Hotel Trust (NYSE: PEB) is a publicly traded real estate investment trust (“REIT”) and the largest owner of urban and resort lifestyle hotels and resorts in the United States. The Company owns 51 hotels and resorts, totaling approximately 12,800 guest rooms across 15 urban and resort markets. For more information, visit www.pebblebrookhotels.com and follow us at @PebblebrookPEB.

This press release contains certain “forward-looking statements” made pursuant to the safe harbor provisions of the Private Securities Reform Act of 1995. Forward-looking statements are generally identifiable by use of forward-looking terminology such as “may,” “will,” “should,” “potential,” “intend,” “expect,” “seek,” “anticipate,” “estimate,” “approximately,” “believe,” “could,” “project,” “predict,” “forecast,” “continue,” “assume,” “plan,” references to “outlook” or other similar words or expressions. These forward-looking statements relate to the cost to repair damaged property, losses from business interruption and the expected effect of insurance claims. These forward-looking statements are subject to various risks and uncertainties, many of which are beyond the Company’s control, which could cause actual results to differ materially from such statements. These risks and uncertainties include, but are not limited to, the state of the U.S. economy and the supply of hotel properties, and other factors as are described in greater detail in the Company’s filings with the Securities and Exchange Commission, including, without limitation, the Company’s Annual Report on Form 10-K for the year ended December 31, 2021. Unless legally required, the Company disclaims any obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise.

For further information about the Company’s business and financial results, please refer to the “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Risk Factors” sections of the Company’s SEC filings, including, but not limited to, its Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, copies of which may be obtained at the Investor Relations section of the Company’s website at www.pebblebrookhotels.com.

All information in this press release is as of October 4, 2022. The Company undertakes no duty to update the statements in this press release to conform the statements to actual results or changes in the Company’s expectations.

###

Contacts:

Raymond D. Martz, Chief Financial Officer, Pebblebrook Hotel Trust - (240) 507-1330

For additional information or to receive press releases via email, please visit our website at
www.pebblebrookhotels.com